SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                              ---------------------

                                December 9, 2004

                Date of Report (Date of earliest event reported)

                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                           0-10238                    52-1216347
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
Incorporation)

One North Lexington Avenue
White Plains, NY                                                   10601
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 1 - Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On or about December 9, 2004, we entered into a severance agreement, material release and consulting agreement with our General Counsel, Allen J. Rothman. Pursuant thereto, Mr. Rothman's employment agreement with us was terminated and we entered into a six month consulting relationship with him (subject to automatic renewal for successive one month periods unless notice of termination is given on a timely basis) for $6,000 per month. This agreement provides for the accelerated vesting and delivery of the 108,696 shares of our common stock underlying restricted stock units granted to him pursuant to our 2000 Executive Incentive Compensation Plan and the release of the parties thereto from certain claims and liabilities.

Section 5 - Corporate Governance and Management.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

The response to this item is incorporated by reference from the response to item
1.02 to the extent such information is required by this item 5.02.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. Energy Systems, Inc.


                                   By: /s/ Henry N. Schneider
                                      -------------------------------------
                                      Henry N. Schneider, Interim President


Dated: December 15, 2004